Exhibit 99.1

NEWS FROM ARCH COAL NOT FOR IMMEDIATE RELEASE Investors: Charles Dayton 314/994.2912

Arch Coal, Inc. Announces Private Debt Exchange Offer for its 7.000% Senior Notes due 2019, 9.875% Senior Notes due 2019 and 7.250% Senior Notes due 2021

ST. LOUIS, July 2, 2015 — Arch Coal, Inc. (“Arch”) (NYSE:ACI) today announced the launch of a private offer to exchange (the “Exchange Offer”) new 6.25% Trust Certificates due 2021 (the “Trust Certificates”), 8.00% Senior Secured Notes due 2022 (the “New 2022 Secured Notes”) and 12.00% Senior Secured Second Lien Notes due 2023 (the “New 2023 Secured Notes” and, together with the Trust Certificates and the New 2022 Secured Notes, the “New Securities”) for its outstanding 7.000% Senior Notes due 2019 (“Old 7.000% 2019 Notes”), 9.875% Senior Notes due 2019 (“Old 9.875% 2019 Notes”) and 7.250% Senior Notes due 2021 (“Old 7.250% 2021 Notes” and, together with the Old 7.000% 2019 Notes and the Old 9.875% 2019 Notes, the “Old Notes”).

The Trust Certificates represent a fractional undivided interest in Arch Pass Through Trust, a Delaware statutory trust (the “Trust” and, together with Arch, the “Issuers”) whose only assets will be (i) senior secured term loans due 2021 (the “New Term Loans”) issued as incremental debt under Arch’s existing credit agreement and (ii) senior secured revolving commitments (the “New Revolving Loans”). The New Revolving Loans will be transferred to the Trust either by the assignment of existing revolving commitments or by the creation of an incremental revolving credit facility in lieu of the existing revolving credit facility, and all existing commitments would be terminated at the closing of this transaction. The aggregate principal amount of New Term Loans and New Revolving Loans outstanding at any time may not exceed $404 million, and will be equal to the principal amount of Trust Certificates issued in the Exchange Offer and in a concurrent exchange offer. The Trust is not, and will not be, a subsidiary or affiliate of Arch and the Trust Certificates will not be guaranteed or insured by any person or entity, including Arch.

The private offer is being made as part of Arch’s efforts, in light of challenging market conditions, to deleverage its balance sheet and improve its liquidity profile.  These efforts may include additional private offers or repurchases of Arch’s other outstanding debt securities.

Each holder of Old Notes will have to elect (subject to the acceptance priority, allocation and proration mechanics described in the Offering Memorandum referred to below) whether it wishes to receive exchange consideration in the form of Trust Certificates, New 2022 Secured Notes or New 2023 Secured Notes in exchange for each $1,000 principal amount of Old Notes validly tendered and accepted for exchange.  The aggregate principal amount of New Securities received by tendering holders of a series of Old Notes per $1,000 principal amount tendered will be the same with respect to all holders of such series of Old Notes ($400 in the case of Old 7.000% 2019 Notes and Old 7.250% 2021 Notes and $450 in the case of Old 9.875% 2019 Notes, in each case if tendered at or prior to the Early Tender Time (as defined below)), irrespective of the form of consideration elected, even though the Trust Certificates are expected to be more valuable than the New 2022 Secured Notes, which are in turn expected to be more valuable than the New 2023 Secured Notes, as a result of the different priorities of the liens securing (or underlying) the New Securities.  The aggregate principal amount of New Securities to be issued pursuant to the Exchange Offer will be determined in accordance with the Acceptance Priority Levels (as defined below), the Maximum Exchange Amount (as defined below), the tender caps referred to in the immediately succeeding sentence and certain other terms and conditions, and may also be based on when Old Notes are tendered, as described in the Offering Memorandum referred to below.  The tender caps will limit the aggregate principal amount of New Securities to be issued in the Exchange Offer to: (i) in the case of Trust Certificates, $404.0 million, minus the aggregate principal amount of Trust Certificates issued pursuant to the Concurrent Exchange Offer and Consent Solicitation referred to below, (ii) in the case of New 2022 Secured Notes, $200.0 million, minus the aggregate principal amount of New 2022 Secured Notes issued pursuant to the Concurrent Ineligible Holders Offer referred to below, and (iii) in the case of New 2023 Secured Notes, $150.0 million, in each case as described in the Offering Memorandum referred to below.  The “Maximum Exchange Amount” refers to the sum of the tender caps.

The consummation of the Exchange Offer is conditioned upon, among other things, the completion of the Concurrent Exchange Offer and Consent Solicitation referred to below with holders of at least a majority of Arch’s outstanding 7.25% Senior Notes due 2020 (the “2020 Notes”) executing a consent and exchanging their 2020 Notes for Trust Certificates or New 2022 Secured Notes in the Concurrent Exchange Offer and Consent Solicitation or the Concurrent Ineligible Holders Offer referred to below.

The following table sets forth information regarding the Old Notes for which New Securities are being offered and the principal amount of New Securities to be issued in respect thereof for each $1,000 principal amount of tendered Old Notes, subject to the acceptance priority, proration and allocation mechanics described in the Offering Memorandum referred to below:

			Aggregate principal amount of New Securities per $1,000 principal amount of Old Notes Tendered:
Outstanding aggregate principal amount	CUSIP / ISIN(1)	Old Notes to be exchanged	Total Consideration if tendered at or prior to the Early Tender Time(2)	Exchange Consideration if tendered after the Early Tender Time(2)	Acceptance Priority Level
$1,000,000,000	039380AE0 / US039380AE02	7.000% Senior Notes due 2019	$400.00	$370.00	1
$375,000,000	039380AJ9 / US039380AJ98	9.875% Senior Notes due 2019	$450.00	$420.00	1
$1,000,000,000	039380AG5 / US039380AG59	7.250% Senior Notes due 2021	$400.00	$370.00	2

(1) The Old Notes were originally issued under Rule 144A and Regulation S CUSIP numbers / ISINs as follows: (i) 039380AD2 / US039380AD29 (Rule 144A) and U0393CAB1 / USU0393CAB10 (Regulation S) for the Old 7.000% 2019 Notes, (ii) 039380AH3 / US039380AH33 (Rule 144A) and U0393CAD7 / USU0393CAD75 (Regulation S) for the Old 9.875% 2019 Notes and (iii) 039380AF7 / US039380AF76 (Rule 144A) and U0393CAC9 / USU0393CAC92 (Regulation S) for the Old 7.250% 2021 Notes.  To the extent any Old Notes are still held under Rule 144A or Regulation S CUSIP numbers / ISINs, such Old Notes may be tendered on the same terms as the Old Notes held under the CUSIP numbers / ISINs listed in this column.

(2) Each holder whose Old Notes are accepted for exchange in the Exchange Offer will receive on the Early Settlement Date or the Final Settlement Date, as applicable, 50% of the accrued and unpaid interest in cash on such holder’s tendered Old Notes exchanged for New Securities on the Early Settlement Date or the Final Settlement Date, as applicable, but will not otherwise recover additional amounts in respect of accrued interest. Interest on the New Securities will accrue from the Early Settlement Date (or if there is no Early Settlement Date, the Final Settlement Date).

Holders that validly tender Old Notes prior to 5:00 p.m., New York City time, on July 16, 2015 (such date and time, as it may be extended, the “Early Tender Time”) and do not validly withdraw their tender prior to 5:00 p.m., New York City time, on July 16, 2015 (as it may be extended) will receive the Total Consideration set out in the applicable column of the table above for the relevant series of Old Notes, subject to the acceptance priority, proration and allocation mechanics described in the Offering Memorandum referred to below.  Holders that validly tender Old Notes after the Early Tender Time, but prior to 12:00 midnight, New York City time, at the end of July 30, 2015 (such date and time, as it may be extended, the “Expiration Time”) will receive the Exchange Consideration set out in the applicable column of the table above for the relevant series of Old Notes, subject to the acceptance priority, proration and allocation mechanics described in the Offering Memorandum referred to below.

If the conditions to the Exchange Offer are satisfied at the Early Tender Time, the Issuers reserve the right to settle the exchange for holders who tendered at or prior to the Early Tender Time promptly thereafter (such date, the “Early Settlement Date”), so long as all holders of 2020 Notes have tendered their notes in the Concurrent Exchange Offer and Consent Solicitation or Concurrent Ineligible Holders Offer referred to below and both offers are settled on or prior to such date.  Otherwise, the Issuers will settle all exchanges promptly after the Expiration Time (such date, the “Final Settlement Date”).

Concurrently with this Exchange Offer, the Issuers are offering to exchange new Trust Certificates and cash for any and all of the 2020 Notes and Arch is soliciting certain consents to the indenture governing the 2020 Notes (the “Concurrent Exchange Offer and Consent Solicitation”).  In addition, Arch is offering holders of the 2020 Notes ineligible to participate in the Concurrent Exchange Offer and Consent Solicitation to exchange their 2020 Notes for New 2022 Secured Notes (the “Concurrent Ineligible Holders Offer”).  The Concurrent Exchange Offer and Consent Solicitation and the Concurrent Ineligible Holders Offer are being conducted pursuant to private transactions exempt from the Securities Act of 1933, as amended (the “Securities Act”).

The Exchange Offer is being made, and the New Securities are being offered and issued, solely to holders of Old Notes that are both “qualified institutional buyers” as defined in Rule 144A under the Securities Act and “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in a private placement in reliance upon an exemption from the registration requirements of the Securities Act.  The holders of Old Notes that are eligible to participate in the Exchange Offer pursuant to the foregoing conditions are referred to as “Eligible Holders.”  The Trust Certificates have not and will not be registered under the Securities Act and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.  Additionally, the Trust has not been and will not be registered as an investment company under the Investment Company Act, in reliance on the exemption set forth in Section 3(c)(7) thereof.  This news release does not constitute an offer to purchase or a solicitation of an offer to sell any securities.

Arch’s obligation to accept any Old Notes tendered and to pay the applicable consideration for them is set forth solely in the Confidential Offering Memorandum (the “Offering Memorandum”) and the accompanying Letter of Transmittal (the “Letter of Transmittal”) related to the Exchange Offer.

The offering documents will be distributed only to holders of Old Notes that complete and return a letter of eligibility confirming that they are Eligible Holders.  Copies of the eligibility letter are available to holders through the information agent for the Exchange Offer, Ipreo LLC, at (888) 593-9546 (U.S. toll-free) or (212) 849-3880.  The Exchange Offer is made only by, and pursuant to the terms of, the Offering Memorandum and the Letter of Transmittal, and the information in this news release is qualified by reference thereto.

U.S.-based Arch Coal, Inc. is one of the world’s top coal producers for the global steel and power generation industries, serving customers on five continents.  Its network of mining complexes is the most diversified in the United States, spanning every major coal basin in the nation.  Arch controls more than 5 billion tons of high-quality metallurgical and thermal coal reserves, with access to major railroads, inland waterways and a growing number of seaborne trade channels.

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Forward-Looking Statements:  This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to varying degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from many other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.